EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Stark Focus Group Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mario Todd, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 9th day of November , 2022.

/s/ Cao Zhi Fen
Cao Zhi Fen
Chief Executive Officer/Chief Financial Officer
Principal Executive Officer,
Principal Financial Officer and Principal Accounting Officer